                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /   Preliminary Proxy Statement

/X/   Definitive Proxy Statement

/ /   Definitive Additional Materials

/ /   Soliciting Material Pursuant to Exchange Act Rule 14a-11 or 14a-12

                          INNOVATIVE TECH SYSTEMS, INC.
   ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                          INNOVATIVE TECH SYSTEMS, INC.
   ------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

        -----------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------

/ / Fee paid previously with preliminary materials.


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        -----------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------

    (3) Filing Party:

        -----------------------------------------------------------------

    (4) Date Filed:

        -----------------------------------------------------------------

----------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                          INNOVATIVE TECH SYSTEMS, INC.
                              444 Jacksonville Road
                                    Suite 200
                         Warminster, Pennsylvania 18974

                  ---------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 21, 1997

                  ---------------------------------------------


TO THE SHAREHOLDERS:

         The Annual Meeting of Shareholders (the "Annual Meeting") of Innovative Tech Systems, Inc., an Illinois corporation (the "Company"), will be held at the Courtyard by Marriott, 2350 Easton Road (Route 611), Willow Grove, Pennsylvania 19090, at 10:00 A.M., local time, on Thursday, August 21, 1997, for the following purposes:

                   (l) To elect five directors of the Company to serve until the next Annual Meeting of Shareholders or until their respective successors are duly elected and shall qualify;

                  (2) To consider and vote upon a proposal to amend the Company's 1994 Stock Option Plan (the "Plan") to increase the aggregate number of shares of the Company's Common Stock authorized for issuance under the Plan from 975,000 to 2,175,000 shares;

                  (3) To ratify the appointment of Price Waterhouse LLP as the Company's independent accountants; and

                  (4) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

         The Proxy Statement accompanying this Notice provides detailed information concerning matters to be considered and acted upon at the Annual Meeting. Please read it carefully.

         The Board of Directors of the Company unanimously recommends that the Shareholders vote in favor of each of the proposals outlined above.

         The Board of Directors has fixed the close of business on July 14, 1997 as the record date for determining those shareholders who will be entitled to notice of and to vote at the Annual Meeting.

         You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy card. All proxy cards should be returned promptly in the enclosed envelope. Your proxy may be revoked at any time prior to the time it is voted.

         A copy of the Company's Annual Report for the fiscal year ended January 31, 1997 is enclosed with this Notice.

                                             By Order of the Board of Directors,

                                             KAREN A. THOMPSON
                                               Secretary

Warminster, Pennsylvania

                          INNOVATIVE TECH SYSTEMS, INC.
                              444 Jacksonville Road
                                    Suite 200
                         Warminster, Pennsylvania 18974

                                 PROXY STATEMENT

                       1997 ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 21, 1997

         These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Innovative Tech Systems, Inc., an Illinois corporation ("Innovative Tech" or the "Company"), for the 1997 Annual Meeting of Shareholders of Innovative Tech (the "Annual Meeting") to be held at 10:00 A.M. on Thursday, August 21, 1997, at the Courtyard by Marriott, 2350 Easton Road (Route 611), Willow Grove, Pennsylvania 19090, and any adjournments or postponements of such meeting. These proxy materials were first mailed to shareholders on or about July 24, 1997. The address of the principal executive office of Innovative Tech is 444 Jacksonville Road, Suite 200, Warminster, Pennsylvania 18974.

                               PURPOSE OF MEETING

         The specific proposals to be considered and acted upon at the Annual Meeting are summarized below:

         (1) To elect five (5) directors to serve until the next Annual Meeting of Shareholders or until their respective successors are duly elected and shall qualify;

         (2) To consider and vote upon a proposal to amend the Company's 1994 Stock Option Plan (the "Plan") to increase the aggregate number of shares of the Company's Common Stock authorized for issuance under the Plan from 975,000 to 2,175,000 shares;

         (3) To ratify the appointment of Price Waterhouse LLP as the Company's independent accountants; and

         (4) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

                   COMMON STOCK AND PRINCIPAL HOLDERS THEREOF

         Shares of the Common Stock, par value $.0185 per share (the "Common Stock"), of Innovative Tech represented by proxies in the accompanying form which are properly executed and returned to Innovative Tech before the Annual Meeting, will be voted at the meeting in accordance with the shareholders' instructions contained in such proxies. In the absence of contrary instructions, shares of the Common Stock represented by such proxies will be voted "For" the election of the nominees listed herein to serve as directors of the Company; "For" the proposed amendment to the Company's 1994 Stock Option Plan; "For" the ratification of the appointment of Price Waterhouse LLP, as the Company's independent accountants; and in the discretion of the proxy holders on such other matters as may properly come before the Annual Meeting.

         Any shareholder has the power to revoke his proxy at any time before it is voted. A proxy may be revoked by a shareholder if it has not been exercised by filing with the Secretary of the Company a written notice of such revocation, by a later dated proxy delivered to the Secretary of the Company at any time prior to the voting of the shares represented by such proxy, by oral revocation given by a shareholder in person at the Annual Meeting or any adjournment thereof prior to the exercise of such proxy, or by the shareholder voting the shares represented by the proxy by written ballot at the Annual Meeting or any adjournment thereof.

         The close of business on July 14, 1997 was the record date (the "Record Date") for shareholders entitled to notice of and to vote at the Annual Meeting. Shares of Common Stock outstanding on the Record Date are entitled to vote at the Annual Meeting, and the holders of record thereof will have one vote for each share so held on the matters to be voted upon at the Annual Meeting. The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote at the Annual Meeting will constitute a quorum. Abstentions and broker non-votes are counted for the purposes of determining the presence or absence of a quorum for the transaction of business at the meeting.

         Directors will be elected by a plurality vote. Approval of the proposed Amendment to the Company's 1994 Stock Option Plan requires the approval of a majority of the outstanding shares of the Common Stock voted at the meeting. Ratification of the appointment of Price Waterhouse LLP as the Company's independent accountants requires the approval of a majority of the outstanding shares of the Common Stock voted at the meeting. Abstentions are counted in the tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining the election of directors or whether a proposal has been approved.

         As of the close of business on the Record Date, there were 10,888,456 outstanding shares of Common Stock. The following table lists, as of the Record Date, each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock:

     Name and                   Number of                      Percentage
     Address                    Shares Owned(1)                of Class Owned(2)
     -------                    ---------------                -----------------

William M. Thompson(3)          2,864,629                      25.95%
444 Jacksonville Rd.
Suite 200

Warminster, PA 18974

John M. Thompson(3)             2,152,657                      19.50%
444 Jacksonville Rd.
Suite 200
Warminster, PA 18974

------------------------

         1. Except as otherwise noted, each holder named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned.

         2. The percentages have been calculated on the basis of treating as outstanding for a particular holder, all shares of the Common Stock outstanding on said date and all shares of Common Stock issuable to such holder in the event of exercise or conversion of outstanding options, warrants and convertible securities owned by such holder at said date which are exercisable or convertible within sixty (60) days of such date.

         3. Includes 972,900 shares of Common Stock owned of record by three (3) outside investors who purchased such shares in a private placement of shares of the Company's Common Stock completed in April, 1994 (the "Private Placement"). William M. Thompson and John M. Thompson have sole voting power with respect to such shares pursuant to voting agreements executed by the three (3) outside investors. These voting agreements expire on the earlier to occur of (a) January 1, 2008, (b) a transfer of the underlying shares in a transaction registered under the Securities Act of 1933, and (c) a transfer of the underlying shares in a transaction pursuant to Rule 144 promulgated under the Securities Act of 1933. Also, includes 150,000 shares of the Common Stock underlying certain vested stock options granted pursuant to the Plan.

           CERTAIN INFORMATION WITH RESPECT TO DIRECTORS AND OFFICERS

Election of Directors

         The Board of Directors consists of five (5) directors, all of whom are to be elected at the Annual Meeting to serve until the 1998 Annual Meeting. Management's nominees for election as directors are listed below. The proxy holders intend to vote all proxies received by them in the accompanying form for such nominees unless otherwise directed. In the unanticipated event that any nominee is unable or unwilling to accept the nomination or to serve as a director at the time of the Annual Meeting, the proxies will be voted for the remaining nominees and for a substitute nominee who shall be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy

Statement, management is not aware of any nominee who is unable or unwilling to serve as a director.

                                   Director of
                                   Innovative Tech
         Name                      Since                       Age
         ----                      -----                       ---

William M. Thompson                1990                        38
John M. Thompson                   1990                        35
Mark R. Hernick                    1994                        35
Julie Moore                        1994                        38
John R. Smart                      1994                        32

WILLIAM M. THOMPSON

         Mr. Thompson has served as the Company's Chairman, Chief Executive Officer and Director since January, 1990. From January, 1990, to March, 1995, Mr. Thompson served as President of the Company. From January, 1988, to January, 1990, Mr. Thompson served as President and Director of Innovative Tech Systems, Inc., a Pennsylvania corporation. From December, 1986 to January, 1988, Mr. Thompson was an independent consultant. From October, 1985 to December, 1986, Mr. Thompson was Director of Operations for CAD, Inc. Prior to joining CAD, Inc., Mr. Thompson served as Vice President of Marketing for Computer Graphics Division, Inc., a start-up venture.

JOHN M. THOMPSON

         Mr. Thompson has served as the Company's Treasurer and Director since January, 1990, as the Company's Secretary from January, 1990 to March, 1995, as the Company's Chief Operating Officer since June, 1994, and as the Company's President since March, 1995. Mr.

Thompson also served as the Company's Chief Financial Officer from January, 1990 to June, 1994, and is currently serving as the company's interim Chief Financial Officer following the resignation of Louis Desiderio. From April, 1989 to January, 1990, Mr. Thompson served as Treasurer and Director of Innovative Tech Systems, Inc., a Pennsylvania corporation. Mr. Thompson served as Vice President of Finance for Philadelphia Ship Maintenance Co., Inc. from July, 1988 through April, 1989 and as that company's Controller from June, 1984 to May, 1987. Mr. Thompson has also served as Controller for Display Corporation of America and as a staff accountant for Manufacturers Hanover Financial Services, Inc.

JOHN R. SMART

         Mr. Smart has served as the Company's Vice President of Marketing from January, 1990 to March, 1995, as a Director of the Company since May, 1994, and as an Executive Vice President since March, 1995. Prior to joining Innovative Tech Systems, Inc. in October, 1989, Mr. Smart served as an independent distributor of drinking water systems for Multi Pure Corporation where he recruited, trained and monitored the company's sales staff, and as a financial consultant for A.F. Investments, Inc., a subsidiary of Atlantic Financial Corporation, where his primary function was in sales and product marketing.

MARK R. HERNICK

         Mr. Hernick has served as a Director of the Company since May, 1994. Mr. Hernick is currently Vice President of Sales and Marketing for the display division of Art Guild, Inc. Mr. Hernick has been with Art Guild, Inc. since November, 1987, directing all sales and marketing activities for the firm, which designs and produces custom point-of-purchase displays, store fixtures, mall kiosks, trade show and museum exhibits and showrooms. Mr. Hernick is also a Vice President, and a director, of Spinnaker Solutions, Inc., which is engaged in the design, development, supply and use of industrial coatings.

JULIE MOORE

         Ms. Moore has served as a Director of the Company since May, 1994. Ms. Moore was formerly employed by Temple University Hospital in Philadelphia, Pennsylvania as a physician liaison for the heart transplant program. From June, 1992 to March, 1993, Ms. Moore served as a sales specialist for Home Health Corp. of America of King of Prussia, Pennsylvania, with her primary responsibilities being the marketing of medical respiratory products to physicians. From June, 1990 to June, 1992, Ms. Moore was a hospital sales representative with Fujisawa Pharmaceutical Company of Deerfield, Illinois where she sold and promoted a diverse line of pharmaceuticals. Ms. Moore was employed as Vice President of Marketing for Frank's School Uniforms, Inc. of Roslyn, Pennsylvania from 1987 to 1990.

         In addition to William M. Thompson, John M. Thompson and John R. Smart, the following individual also serves as an executive officer of the Company:

KAREN A. THOMPSON

         Ms. Thompson, age 31, has served as the Company's Vice President from January, 1990 to March, 1995, and as the Company's Executive Vice President of Information Services and Secretary since March, 1995. From April, 1989 to January, 1990, Ms. Thompson served as Vice President of Innovative Tech Systems, Inc., a Pennsylvania corporation. Prior to 1990, Ms. Thompson was employed as administrator of dealer finance for Manufacturers Hanover Financial Services, Inc., and Customer Service and Technical Support Manager for Applied Computer Products.

         William Thompson and John Thompson are brothers, and Karen Thompson is their sister.

         The Company's By-laws provide that directors shall be elected by a plurality of the votes cast by the holders of the outstanding shares of Common Stock. There is no provision for cumulative voting under the Company's Articles of Incorporation or By-laws.


Board of Directors Meetings and Committees.

         During the fiscal year ended January 31, 1997, no meetings of the Board of Directors were held and the Board of Directors acted three (3) times by unanimous written consent in accordance with Illinois law.

         The Company's Stock Option Committee is responsible for the administration of the Company's 1994 Stock Option Plan and is authorized to select optionees and determine the terms of their options, subject to the provisions of the 1994 Stock Option Plan. The Stock Option Committee consists of Mr. Hernick and Ms. Moore. The Committee did not meet during the last fiscal year of the Company.

         The Company does not have a standing Executive Committee, Audit Committee, or Nominating Committee.

         The Company has made certain advances to William M. Thompson, the Company's Chairman and Chief Executive Officer and a member of the Company's Board of Directors. These advances are repayable upon demand. The highest outstanding principal balance of the advances during the fiscal year of the Company ended on January 31, 1997 was $71,362.00. The outstanding principal balance of the advances as of the Record Date was $72,745.00.

Security Ownership of Management.

         The following table sets forth the beneficial ownership of Common Stock of Innovative Tech as of the Record Date by each director and nominee, the Company's Chief Executive Officer, the Company's Chief Operating Officer, and all directors, nominees and the Company's executive officers as a group.

                                       Amount and Nature
Name and Address of                    of Beneficial        Percentage of Class
 Beneficial Owner                      Ownership(1)          Ownership(2)
-----------------                      ------------         -------------

William M. Thompson(3).................    2,864,629           25.95%
  444 Jacksonville Road
  Suite 200
  Warminster, Pennsylvania  18974

John M. Thompson(3)....................    2,152,657           19.50%
   444 Jacksonville Road
   Suite 200
   Warminster, Pennsylvania  18974

John R. Smart (4)......................      116,989            1.06%
   444 Jacksonville Road
   Suite 200
   Warminster, Pennsylvania  18974


Mark R. Hernick
   444 Jacksonville Road...............        1,617             ---%
   Suite 200
   Warminster, Pennsylvania  18974

Julie Moore(5).........................        2,022             ---%
   444 Jacksonville Road
   Suite 200
   Warminster, Pennsylvania  18974

EXECUTIVE OFFICERS, DIRECTORS
  AND NOMINEES AS A GROUP
 (six (6) persons) (6).................    4,297,375(5)        37.73%
                                           ---------           -----
------------------------

(1) Except as otherwise noted, each holder named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned.

(2) The percentages have been calculated on the basis of treating as outstanding, for a particular holder, all shares of the Common Stock outstanding on said date and all shares of Common Stock issuable to such holder in the event of exercise or conversion of outstanding options, warrants and convertible securities owned by such holder at said date which are exercisable or convertible within sixty (60) days of such date.

(3) Includes 972,900 shares of Common Stock owned of record by three (3) outside investors who purchased such shares in the Private Placement. William M. Thompson and John M. Thompson have sole voting power with respect to such shares pursuant to voting agreements executed by the three (3) outside investors. These voting agreements expire on the earlier to occur of (a) January 1, 2008, (b) a transfer of the underlying shares in a transaction registered under the Securities Act of 1933, and (c) a transfer of the underlying shares in a transaction pursuant to Rule 144 promulgated under the Securities Act of 1933. Also, includes 150,000 vested stock options granted pursuant to the Plan.

(4)      Includes 100,000 vested stock options granted pursuant to the Plan.

(5) Includes 1,617 shares of Common Stock owned by Ms. Moore's husband as to which Ms. Moore disclaims beneficial ownership.

(6) Includes 972,900 shares of Common Stock owned of record by three (3) outside investors who purchased such shares in the Private Placement. William M. Thompson and John M. Thompson have sole voting power with respect to such shares pursuant to voting agreements executed by the three (3) outside investors. Also, it includes 1,617 shares of Common Stock owned by Ms. Moore's husband, as to which Ms. Moore disclaims beneficial ownership and 500,000 shares subject to vested stock options.

Certain Relationships or Related Transactions

         On September 1, 1995, the Company moved its headquarters to 444 Jacksonville Road, Warminster, Pennsylvania 18974. The Company has a five (5) year lease for 20,000 square feet of office space. The annual rent is $260,000. The building is owned and operated by Thompson Enterprises, L.P., a Pennsylvania limited partnership. William M. Thompson, John M. Thompson, and Karen A. Thompson are the limited partners of Thompson Enterprises, L.P. William M. Thompson and John M. Thompson are executive officers, directors and shareholders of the Company. Karen A. Thompson is an executive officer and shareholder of the Company.

         On March 17, 1995, the Company pledged a $700,000 Certificate of Deposit as collateral for a mortgage loan obtained by Thompson Enterprises, L.P. On January 30, 1997, Thompson Enterprises, L.P. refinanced the mortgage loan, and the Certificate of Deposit was released and is classified as cash and cash equivalents in the January 31, 1997 balance sheet of the Company.

Section 16(a)Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and each securities exchange on which the Company's equity securities are admitted for trading. Officers, directors and greater than ten percent (10%) shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5s were required for those persons, the Company believes that, for the fiscal year of the Company ended on January 31, 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent (10%) shareholders were satisfied.

Compensation of Directors and Executive Officers.

         The following table sets forth information concerning the compensation paid or accrued by the Company during the three (3) fiscal years ended on January 31, 1997 to its Chief Executive Officer and its Chief Operating Officer.

                           SUMMARY COMPENSATION TABLE

                                                                   Options

Name and Principal Position            Year   Salary       Bonus   Granted
---------------------------            ----   ------       -----   -------

William M. Thompson                    1997   $110,000      --        --
Chairman and Chief Executive Officer   1996   $110,000      --        --
                                       1995   $100,140      --     225,000

John M. Thompson                       1997   $110,000      --        --
President, Chief Operating Officer     1996   $110,000      --        --
and Treasurer (1)                      1995   $100,140      --     225,000
-----------------------

(1) Effective as of June 1, 1994, John M. Thompson was appointed as the Company's Chief Operating Officer.

         The above compensation does not include certain insurance and other personal benefits, the total value of which does not exceed, as to any named officer or director or group of executive officers, the lesser of $50,000 or ten percent (10%) of such person's cash compensation.

         All of the Company's group life, health, hospitalization or medical reimbursement plans, if any, do not discriminate in scope, terms or operation, in favor of the executive officers or directors of the Company and are generally available to all salaried employees.

                          FISCAL YEAR END OPTION VALUES

                        Number of                Value of
                        Securities Underlying    Unexercised
                        Unexercised Options      In-the-Money
                        at January 31, 1997      Options at
                        Exercisable/             January 31, 1997
Name                    Unexercisable            Exercisable/Unexercisable
----                    -------------            -------------------------

William M. Thompson     150,000/75,000           $30,750.00/$15,375.00

John M. Thompson        150,000/75,000           $30,750.00/$15,375.00

Compensation of Directors.

         Directors who are not employees of the Company receive $500.00 per Board of Directors' meeting attended and are reimbursed for their out-of-pocket expenses incurred in connection with their duties as members of the Board of Directors.

                     PROPOSAL TO INCREASE SHARES AUTHORIZED
                    FOR ISSUANCE UNDER 1994 STOCK OPTION PLAN

         The Company's existing Stock Option Plan (the "Plan") was adopted in

1994. The Plan originally authorized the grant of options to purchase up to an aggregate of 325,000 shares of Common Stock (adjusted to 975,000 shares following the three-for-one stock split effectuated by the Company in September
1995) to the Company's directors and employees and to other persons responsible for making significant contributions to the Company's business. The Board of Directors believes that the equity stake in the growth and success of the Company afforded by stock options provides such key individuals with an incentive to continue to energetically apply their talents on behalf of the Company. Accordingly, in February 1997, the Board of Directors unanimously approved an amendment to the Plan, subject to shareholder approval, to increase the shares of Common Stock authorized for issuance under the Plan from 975,000 to 2,175,000. Options to purchase an aggregate of 1,794,600 shares of the Common Stock are currently outstanding under the Plan. As of the date hereof, options to purchase an aggregate of 15,000 shares of the Common Stock have been exercised pursuant to the Plan. If the proposed amendment to the Plan was approved by the Company's shareholders on the date hereof, options to purchase an aggregate of 365,400 shares of the Common Stock would be available for issuance under the Plan.

         The following table sets forth information, as of the Record Date, concerning stock options granted under the Plan to (a) the Company's Chief Executive Officer, (b) the Company's Chief Operating Officer, (c) all executive officers as a group, (d) all current directors who are not executive officers as a group, (e) each nominee for election as a director, (f) each associate of any such directors, executive officers, or nominees, (g) each other person who received or is to receive five percent (5%) of all options granted under the Plan, and (h) all other employees and eligible participants, as a group.

Name of Individual or                                        Number of Options
Group and Number in Group                                    Held on Record Date
-------------------------                                    -------------------

William M. Thompson                                                 275,000

John M. Thompson                                                    275,000

All Current Executive Officers,
as a Group (including William M
Thompson and John M. Thompson)
(4 persons)                                                       1,050,000

Current Directors who are not
Executive Officers, as a Group
(2 persons)                                                          15,000

Mark Hernick                                                          7,500

Julie Moore                                                           7,500


John Smart                                                          200,000

Anthony B. Crawford                                                 100,000

Target Capital Corporation                                          100,000

Richard M. Salva                                                    100,000

Karen A. Thompson                                                   300,000

All Other Employees and Eligible
Participants, as a Group
(55 persons)                                                        429,600

No determination has been made with respect to future recipients of options under the Plan and it is not possible to specify the names or positions of the individuals to whom options may be granted, or the number of shares, within the limitations of the Plan, to be covered by such options.

         The following is a brief summary of certain significant provisions of the Plan.

                  1. Maximum Number of Shares Authorized for Issuance. Following approval of the proposed amendment to the Plan by the Company's shareholders, the Plan would provide for the granting of options to purchase up to 2,175,000 shares of the Company's Common Stock. The number and kind of shares subject to the Plan would be appropriately adjusted in the event of any change in the capital structure of the Company. Shareholders have no preemptive rights with regard to shares allotted to the Plan.

                  2. Administration. The Plan is administered by the Stock Option Committee which is appointed by the Company's Board of Directors and is to consist of not less than two (2) Directors of the Company who are not then employees of the Company. The current members of the Stock Option Committee are Julie Moore and Mark Hernick. The Stock Option Committee interprets the Plan and has discretion to select participants, establish the manner in which options are granted and exercised, cancel and modify options in certain situations and otherwise prescribe all of the terms and provisions of options granted under the Plan. Any authority granted to the Stock Option Committee under the Plan may also be exercised by the Company's Board of Directors.

                  3. Participants. Eligible participants in the Plan include the Company's directors who are also employees of the Company (presently three (3) individuals) and all other employees of the Company (presently ninety-nine (99) additional individuals) in the case of incentive stock options, and, in the case of non-qualified options, also include the Company's directors who are not employees of the Company (presently two (2) individuals) and other individuals who provide services to, or otherwise have a relationship with, the Company or its subsidiaries. Optionees are to be selected on the basis of demonstrated ability to contribute substantially to the success of the Company. The Stock

Option Committee has sole authority to determine the identity and the number of optionees and the number of shares to be optioned to any individual under the Plan.

                  4. Amendments to the Plan. The Board of Directors is able to amend the Plan without further approval by the shareholders of the Company, except insofar as such approval is required by law, or the Internal Revenue Code in the case of incentive stock options.

                  5. Term of Options. The Plan permits the Company to grant either "non-qualified options" or "incentive stock options." No options can be granted under the Plan later than May 10, 2004. Incentive stock options can have a maximum exercise period of ten (10) years (five (5) years for optionees who own more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation or corporations). Non-qualified options can have a maximum exercise period as specified by the Stock Option Committee at the time of grant. Within these maximum exercise periods, the Plan permits the Stock Option Committee to establish in its discretion the time period within which any individual option can be exercised. In its discretion, the Stock Option Committee can accelerate the vesting of options held by employees who are retiring from the Company.

                  The Plan provides that, upon termination of employment of the optionee for a cause other than death or disability, the employee's right to exercise the option will terminate within three (3) months following cessation of employment. In the event of termination of employment due to death or disability, the same provisions apply except that the period of time for exercise is one (1) year.

                  6. Transferability. Options granted under the Plan are not be transferable except in the event of death.

                  7. Exercise Price. The exercise price per share for each non-qualified option granted under the Plan cannot be less than the fair market value of a share of the Common Stock on the date of grant. The same would apply in the case of incentive stock options, except in the case of optionees who own more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation or corporations, in which case the exercise price cannot be less than one hundred ten percent (110%) of the fair market value of a share of the Common Stock on the date of grant. Fair market value will be determined by rules prescribed by the Internal Revenue Code and regulations promulgated thereunder.

                  The aggregate fair market value (determined as of the time such option is granted) of the Common Stock for which any employee may have incentive stock options which become exercisable for the first time in any calendar year may not exceed $100,000.


                  8. Payment of Exercise Price. The entire option price must be paid at the time the option is exercised, by certified or official bank check, or such other equivalent acceptable to the Company.

                  9. Use of Proceeds. Proceeds received from optioned shares will be used for general corporate purposes.

                  10. Federal Income Tax Matters. The Company believes that under currently applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), an optionee will not be deemed to receive any income for Federal tax purposes upon the grant of an option under the Plan, nor will the Company be entitled to a tax deduction at that time because the incentive stock options are so treated under Sections 421 and 422 of the Code and the non-qualified options will not have a "readily ascertainable fair market value" at the time of grant for purposes of Section 83 of the Code. However, upon the exercise of an option the tax consequences are as follows:

                           (a) Upon the exercise of a non-qualified option, the
                  optionee will have ordinary income in an amount equal to the excess of the value of the shares on the exercise date over the exercise price. The Company will be allowed an income tax deduction in the same amount.

                           (b) Upon the exercise of an incentive stock option,
                  there is no income recognized by the optionee at the time of exercise. If the stock is held at least one (1) year following the date of transfer of the stock to him and at least two (2) years from the date of grant of the option, the optionee will realize a long-term capital gain or loss upon a sale of the underlying stock, measured as the difference between the option exercise price and the sale price. If both of these holding period requirements are not satisfied, and thus a "disqualifying disposition" has occurred, ordinary income tax treatment will apply to the difference between the option exercise price and the fair market value of the stock on the date of exercise of the option. If the actual gain exceeds the amount of ordinary income, the excess will be considered short-term or long-term capital gain depending on how long the shares are actually held. No income tax deduction will be allowed the Company with respect to shares purchased by an optionee upon the exercise of an incentive stock option, provided such shares are held for the required periods as described above. If a disqualifying disposition occurs, the Company will be allowed an income tax deduction equal to the amount of ordinary income recognized by the optionee upon the disposition. If the amount which the optionee realizes on the disqualifying disposition would result in a loss if the rules regarding disqualifying dispositions applied, the amount of ordinary income which the optionee would recognize (and the amount of the Company's deduction) is limited to the excess of the amount realized on the sale over the basis of such stock.

                  Each optionee should consult his or her tax advisor as to alternative minimum tax consequences or other specific tax issues created with respect to the options as they may apply to his or her particular situation.

                  11. Expiration and Termination of the Plan. The Plan may be abandoned or terminated at any time by the Board of Directors except with respect to any option then outstanding under the Plan. No options may be granted pursuant to the Plan after its termination date of May 10, 2004.

         The Board of Directors of the Company believes that a stock option plan is of substantial value in creating additional incentive for key individuals to promote the success of the Company by increasing their proprietary interest in the Company, encouraging key individuals to remain in the Company's employ, and assisting in the recruitment of personnel of outstanding ability. In light of the Company's efforts to strengthen its position in the facilities management marketplace, the ability to attract, motivate and retain highly qualified employees and consultants is of particular importance to the Company. Accordingly, the Board of Directors of the Company recommends a vote FOR this proposal. For the proposed amendment to the Plan to be adopted, it will be necessary that it be approved by the affirmative vote of a majority of the shares of the Common Stock voted at the meeting.

                             INDEPENDENT ACCOUNTANTS

         Subject to ratification by the holders of the Company's Common Stock, the Board of Directors, by resolution, has selected the firm of Price Waterhouse LLP, independent accountants, to audit the books, records and accounts of the Company for the fiscal year ending January 31, 1998. It is anticipated that representatives of Price Waterhouse LLP will be present at the Annual Meeting to respond to appropriate questions and, if they desire, to make a statement.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

         On November 22, 1996, the Registrant dismissed Coopers & Lybrand, L.L.P., independent accountants, who had previously been engaged as the Registrant's principal accountant to audit the Registrant's financial statements, Coopers & Lybrand, L.L.P.'s dismissal was intended to be effective as of December 2, 1996 and Coopers & Lybrand, L.L.P. continued to provide services to the Registrant through November 27, 1996 in connection with the filing by the Registrant of an amendment to its Form 10-Q filed with respect to the period ended July 31, 1996.

         The Registrant disputes the accuracy of the statement made in the letter of Coopers & Lybrand, L.L.P. (Exhibit A hereto) concerning the resignation of Coopers & Lybrand, L.L.P. prior to its dismissal. It is the Registrant's position that Coopers & Lybrand, L.L.P. did not notify the

Registrant's president of its intention to resign until after Coopers & Lybrand, L.L.P. had been notified that the Registrant's letter of dismissal had been sent. Written confirmation as to the termination of the client-auditor relationship between the Registrant and Coopers & Lybrand, L.L.P. was not issued by Coopers & Lybrand, L.L.P. until November 27, 1996 (Exhibit B hereto). The Registrant did not receive any other form of written notification from Coopers & Lybrand, L.L.P. concerning its resignation as to the Registrant's principal accountant.

         The decision to change accountants was approved by the Registrant's Board of Directors. The former accountant's report on the Registrant's financial statements for either of the past two (2) years did not contain an adverse opinion or a disclaimer of opinion, nor was either report qualified as to uncertainty, audit scope or accounting principles.

         It is the Registrant's position that, during the Registrant's two (2) most recent fiscal years and subsequent interim periods, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports. The Registrant takes exception to the "reportable event" noted in the letter of Coopers & Lybrand, L.L.P. (Exhibit A hereto) for the following reasons:

         1. On the date the Registrant filed its Form 10-Q for the fiscal period ended July 31, 1996, a partner at Coopers & Lybrand, L.L.P. advised the Registrant that information had come to their attention that it had concluded materially impacted the fairness of the unaudited, management-prepared financial statements included in such Form 10-Q.

         2. The item in the financial statements which was in issue was the presentation as a gain of the extinguishment of debt payable to certain former shareholders of a company acquired by the Registrant.

         3. In determining the proper presentation to be used for such item, the Registrant had repeatedly consulted with Coopers & Lybrand, L.L.P. and had been advised that the extinguishment of such debt was properly shown as a gain.

         4. Based upon Coopers & Lybrand, L.L.P.'s advice, the Registrant prepared the Form 10-Q for the period ended July 31, 1996 and showed the extinguishment of the debt as a gain.

         5. After the Registrant received notification from Coopers & Lybrand, L.L.P. that the debt owed to the former shareholders of the company acquired by the Registrant should have been recorded at its fair value at the time of acquisition and, upon extinguishment of such debt, no gain or loss should have been recorded, the Registrant further investigated, in consultation with Coopers & Lybrand, L.L.P., the correct financial statement presentation for such item and concurred with Coopers & Lybrand, L.L.P.'s recommendation.

         6. The Registrant prepared an Amendment to its Form 10-Q for the fiscal period ended on July 31, 1996 which was forwarded to Coopers & Lybrand, L.L.P. for its review and approval on November 22, 1996 and filed with the Securities and Exchange Commission on November 27, 1996.

         7. Based upon the foregoing chronology of events and discussions which took place between the Registrant's management and Coopers & Lybrand, L.L.P. at the time the original Form 8-K was filed, the Registrant maintains that, at the time of Coopers & Lybrand, L.L.P.'s dismissal, there were no unresolved issues between the Registrant and Coopers & Lybrand, L.L.P. concerning financial statement preparation or disclosure or financial reporting.

         On March 3, 1997 the Company engaged Price Waterhouse LLP as its independent accountants to audit the Company's consolidated financial statements for the year ended January 31, 1997. During the two (2) fiscal years ended January 31, 1996 and the interim periods of fiscal 1997 prior to engaging Price Waterhouse LLP, the Registrant did not consult with Price Waterhouse LLP on any matters.

                              SHAREHOLDER PROPOSALS

         Stockholder proposals intended to be considered at the 1998 Annual Meeting of Shareholders must be received at the principal executive offices of the Company no later than March 25, 1998. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                              COSTS OF SOLICITATION

         The entire cost of soliciting proxies will be borne by Innovative Tech. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and reimbursement for expenses may be made. Proxies may be solicited in person or by telephone or telegraph by directors, officers or regular employees of Innovative Tech, none of whom will receive additional compensation therefor.

                      MANNER IN WHICH PROXIES WILL BE VOTED

         All properly executed proxies received by the Board of Directors will be voted. The Board proposes to vote all proxies for the election of the nominees listed herein to serve as directors of the Company; for the proposed amendment to the 1994 Stock Option Plan; for the ratification of the appointment of Price Waterhouse LLP as the Company's independent accountants; and in the discretion of the proxy holders on such other matters as may properly come before the Annual Meeting. The Board knows of no other matters which may be presented for action at the Annual Meeting. However, if any other matter properly comes before the meeting, the proxy holders will vote in accordance with their best judgment on such matter.

              Shareholders are urged to vote, sign and return the enclosed form of proxy promptly in the enclosed envelope.

                                            By Order of the Board of
                                            Directors,

July 24, 1997                               KAREN A. THOMPSON
                                              Secretary

                          INNOVATIVE TECH SYSTEMS, INC.

                             1994 STOCK OPTION PLAN
                       (as amended through July 14, 1997)

1.       Purpose

         The purpose of the Innovative Tech Systems Inc. (the "Company") Stock Option Plan (referred to herein as the "Plan") is to provide a means by which certain employees and directors of, and others providing services to or having a relationship with, the Company and. its subsidiaries (as such term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code") may be given an opportunity to purchase common stock of the Company ("Common Stock")
 . The Plan is intended to promote the interests of the Company by encouraging stock ownership on the part of such individuals, by enabling the Company and its subsidiaries to secure and retain the services of highly qualified persons, and by providing such individuals with an additional incentive to advance the success of the Company and its subsidiaries.

2.       Administration

         The Plan shall be administered by a Committee consisting of not less than two directors (the "Committee") to be appointed from time to time by the Board of Directors. Membership on the Committee shall in any event be limited to those members of the Board who are "Non-Employee Directors" as defined in the regulations promulgated by the Securities Exchange Commission pursuant to
Section 16(b) of the Securities Exchange Act of 1934. The Committee shall have the power to select optionees, to establish the number of shares and other terms applicable to each such option, to construe the provisions of the Plan, and to adopt rules and regulations governing the administration of the Plan. Notwithstanding anything to the contrary containe herein, any authority granted to the Stock Option Committee under the Plan may also be exercised by the Company's Board of Directors. The members of the Board of Directors or the Committee shall not be liable for any action or determination made in good faith with respect to the Plan or to any option granted pursuant thereto.

3.       Eligibility

         The persons who shall be eligible to participate in this Plan and receive options hereunder shall be the Company's directors and such employees and other individuals who provide services to or otherwise have a relationship with the Company or its subsidiaries as the Committee shall from time to time determine to be key individuals to the success of the Company.

4.       Allotment of Shares

         A maximum of 2,175,000 authorized but unissued shares of the Common Stock of the Company will be allotted to the Plan, subject to the required approval by the stockholders.

Shares that by reason of the expiration of an option or otherwise are no longer subject to purchase pursuant to an option granted under the Plan may be reoptioned under the Plan. The Company shall not be required upon the exercise of any option to issue or deliver any shares of stock prior to the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation as the Company shall determine to be necessary or desirable.

5.       Effective Date and Term of Plan

         The effective date of the Plan is the date on which it is approved by the shareholders of the Company. The Plan shall terminate on the tenth anniversary of its effective date; but the Board of Directors may terminate the Plan at any time prior thereto. Termination of the Plan shall not alter or impair, without the consent of the optionee, any of the rights or obligations of any option theretofore granted under the Plan.

6.       Terms and Conditions

         A.       All Options

                  Stock options granted pursuant to this Plan shall be evidenced by agreements in such form as the Committee shall from time to time approve. Nothing in this Plan or any option granted hereunder shall govern the employment rights and duties between the optionee and the Company or subsidiary. Neither this Plan, nor any grant or exercise pursuant thereto, shall constitute an employment agreement among such parties. The following shall also apply to all options granted under the Plan:

                  (i)      Option Price

                           Except as otherwise set forth herein, the option
                  price per share for each stock option shall be determined by the Committee and shall not be less than the fair market value on the date the option is granted. The fair market value shall be determined as prescribed by the Internal Revenue Code and Regulations thereunder.

                  (ii)     Time of Exercise of Option

                           Except as otherwise set forth herein, the Committee
                  shall establish the option period and time or times within the option period when the stock option may be exercised in whole or in such parts as may be specified from time to time by the Committee. With respect to an optionee who is about to retire, the Committee may in its discretion accelerate the time or times when any particular stock option held by said optionee may be so exercised so that such time or times are earlier than those originally provided in said option. In all cases exercise of a stock option shall be subject to the provisions of Section 6A(vi).

                  (iii)    Payment and Manner of Exercise

                           The entire option price shall be paid at the time the
                  option is exercised. To the extent that the right to purchase shares has accrued hereunder, options may be exercised from time to time by written notice to the Company stating the full number of shares with respect to which the option is being exercised and the time of delivery thereof, which shall be at least fifteen days after the giving of such notice unless an earlier date shall have been mutually agreed upon. Such notice of exercise shall be accompanied by full payment for the shares by certified or official bank check or the equivalent thereof acceptable to Company. Upon exercise, the Company shall, without transfer or issue tax to the optionee (or other person entitled to exercise the option), deliver to the optionee (or such other person) at the principal office of the Company, or such other place as shall be mutually agreed upon, a certificate or certificates for such shares; provided, however, that the time of delivery may be postponed by the Company for such periods as may be required for it with reasonable diligence to comply with any requirements of law; and provided further that in the event the Common Stock issuable upon exercise is not registered under the Securities Act of 1933 (the "Act") , then the Company may require that the registered owner deliver an investment representation in form acceptable to the Company and its counsel and the Company will place a legend on the certificate for such Common Stock restricting the transfer of same. There shall be no obligation or duty for the Company to register under the Act at any time the Common Stock issuable upon exercise of the options. If the optionee (or other person entitled to exercise the option) fails to accept delivery, the optionee's payment shall be returned and the right to exercise the option with respect to such undelivered shares shall be terminated.

                  (iv)     Non-Transferability of Option

                           An option by its terms shall not be transferable by
                  the optionee otherwise than by will or by the laws of descent and distribution.

                  (v) Adjustment in Event of Recapitalization of the Company

                           In the event of a reorganization, recapitalization,
                  stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, the Board of Directors shall make such adjustment as it may deem equitably required, in the number and kind of shares authorized by and for the Plan, in the number and kind of shares covered by the options granted, and in the option price.

                  (vi)     Rights after Termination of Employment

                           In the event of termination of employment due to any
                  cause other than death or disability, rights to exercise the stock option shall terminate three months following cessation of employment. In the event of termination of employment due to disability (within the meaning of Section 22 (e) (3) of the Code) or death, such optionee or executor, administrator or devisee of an optionee, shall have the right to exercise such option (to the extent otherwise exercisable) at any time within one year after cessation of employment by reason of such disability or death.

         B.       Non-Qualified Stock Options

                  The Committee may, in its discretion, grant options under the Plan which, in whole or in part, do not qualify as incentive stock options under
Section 422 of the Code ("Non-Qualifying Options"). The terms and conditions of the Non-Qualifying Options shall be governed by Section 6A above.

         C.       Incentive Stock Options

                  The Committee may, in its discretion, grant options under the Plan which qualify, in whole or in part, as incentive stock options under
Section 422 of the Code. In addition to the terms and conditions set forth in
Section 6A above, the following terms and conditions shall govern any incentive stock option issued under the Plan:

                  (i)      Maximum Fair Market Value of Incentive Stock Options

                           No optionee may have incentive stock options which
                  become exercisable for the first time in any calendar year (under all incentive stock option plans of the Company and its subsidiary corporations) with an aggregate fair market value (determined as of the time such option is granted) in excess of one Hundred Thousand Dollars ($100,000).

                  (ii)     Option Price

                           The option price per share for each stock option
                  shall be 100% of the fair market value of the Common Stock on the date the option is granted; except, in the case of the grant to an optionee who owns Common Stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries, the option price of such option shall be at least 110% of the fair market value of the Common Stock on the date the option is granted. The fair market value shall be determined as prescribed by the Internal Revenue Code and Regulations.

                  (iii)    Period of Option

                           Each option shall expire ten years from the date it
                  is granted or at the end of such shorter period as may be designated by the Committee on the date of grant; except, in the case of the grant of an incentive stock option to an optionee who owns Common Stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries, such option shall not be exercisable after the expiration of five years from the date it is granted.

                  (iv)     Purpose for which Option may be Granted

                           Each option may be issued to an otherwise eligible
                  individual only for reasons connected with his employment by the Company or its parent or subsidiary corporation (or corporations).

7.       Amendment of Plan

         The Board, within its discretion, shall have authority to amend the Plan and the terms of any option issued hereunder without the necessity of obtaining further approval of the stockholders, unless such approval is required by law.

                         INNOVATIVE TECH SYSTEMS, INC.

                      1997 ANNUAL MEETING OF SHAREHOLDERS
                       PROXY FOR HOLDERS OF COMMON STOCK
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints WILLIAM M. THOMPSON, JOHN M. THOMPSON, and DEBORAH A. HAYS, or any of them, with full power of substitution, the proxy of the undersigned to represent the undersigned at the Annual Meeting of Shareholders of Innovative Tech Systems, Inc. to be held on August 21, 1997, or any adjournment or postponement thereof, and to vote the number of shares of the Common Stock of Innovative Tech Systems, Inc. which the undersigned would be entitled to vote if personally present:

1. Election of Directors

   / / FOR the nominees listed below (except      / / WITHHOLD AUTHORITY
       as marked to the contrary below)               to vote for the nominees
                                                      listed below

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

                MARK R. HERNICK   JULIE MOORE   JOHN R. SMART
                    JOHN M. THOMPSON   WILLIAM M. THOMPSON

2. Amendment to Company's 1994 Stock Option Plan to increase the maximum number of shares authorized to be issued thereunder from 975,000 to 2,175,000:

             / / FOR             / / AGAINST             / / ABSTAIN

3. Ratification of the appointment of Price Waterhouse LLP as the Company's independent accountants:

             / / FOR             / / AGAINST             / / ABSTAIN

THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE SIGN ON THE REVERSE SIDE AND
                                RETURN PROMPTLY.

4. In his discretion, the Proxy holder is authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, SHARES OF THE COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ABOVE; AND FOR THE PROPOSALS DESCRIBED IN ITEM NOS. 2 AND 3 ABOVE. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

   You are urged to sign and return your proxy without delay in the return envelope provided for that purpose which requires no postage if mailed in the United States.

                                     Date:                                , 1997
                                          --------------------------------

                                     -------------------------------------------
                                            Signature(s) of Shareholder(s)

                                     When signing the proxy, please date it and take care to have the signature conform to the shareholder's name as it appears on this side of the proxy. If shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees and guardians should so indicate when signing.